SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 April 24, 2002
                Date of Report (Date of earliest event reported)


                              POORE BROTHERS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      1-14556                  86-0786101
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


                           3500 South La Cometa Drive
                             Goodyear, Arizona 85338
               (Address of principal executive offices) (Zip code)


                                 (623) 932-6200
              (Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits.

     99.1 Restatement of financial information relating to EITF 01-09, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products."

     Effective January 1, 2002, the Company was required to adopt EITF 01-09, which addresses the accounting for certain consideration given by a vendor to a customer and provides guidance on the recognition, measurement and income statement classification for sales incentives. In general, the guidance requires that consideration from a vendor to a retailer be recorded as a reduction in revenue unless certain criteria are met. As a result of adoption, costs previously recorded as selling, general and administrative expenses have been reclassified and reflected as reductions of revenue. The exhibit shows the restated income statement by quarter for the year ended December 31, 2001. There is no impact on operating income or net income as a result of this adoption.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 24, 2002                    POORE BROTHERS, INC.


                                        By: /s/ Thomas W. Freeze
                                            ------------------------------------
                                            Thomas W. Freeze
                                            Senior Vice President &
                                            Chief Financial Officer

                                INDEX TO EXHIBITS


EXHIBIT NUMBER      DESCRIPTION
--------------      -----------
99.1                RESTATEMENT OF FINANCIAL INFORMATION RELATING TO EITF 01-09,
                    "ACCOUNTING  FOR  CONSIDERATION  GIVEN  BY  A  VENDOR  TO  A
                    CUSTOMER OR A RESELLER OF THE VENDOR'S PRODUCTS."